Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

SpringBig Holdings, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	(1)	Other	1,446,665	$0.0320		$46,294.00	0.0001531		$7.09				$
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of outstanding convertible notes	(2)	Other	8,747,347	0.0320		279,916.00	0.0001531		42.86
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	(3)	415(a)(6)	21,590,291	1.75						S-1	333-280335	06/20/2024		3,502.48
Carry Forward Securities	Equity	Common Stock, $0.0001 par value per share, issuable upon exercise of outstanding warrants	(4)	415(a)(6)	16,000,000	11.50						S-1	333-280335	06/20/2024		17,056.80
Carry Forward Securities	Equity	Warrants to purchase shares of common stock	(5)	415(a)(6)	6,000,000							S-1	333-280335	06/20/2024		0.00
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	(6)	415(a)(6)	2,136,260	0.1450						S-1	333-280335	06/20/2024		45.72
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of outstanding convertible notes	(7)	415(a)(6)	42,666,665	$0.1450	$			$		S-1	333-280335	06/20/2024		$913.15

Total Offering Amounts:								$326,210.00			49.95
Total Fees Previously Paid:											0.00
Total Fee Offsets:											0.00
Net Fee Due:											$49.95

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of the Registrant's common stock being registered hereunder include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Consists of: (i) up to 255,102 shares of common stock issued to certain service providers of the Registrant in exchange for services rendered and to be rendered and (ii) up to 1,191,563 shares of Common Stock issued to certain holders as consideration for the acquisition of VICE CRM, LLC in connection with the Equity Purchase Agreement, dated as of July 31, 2025 by and between the Registrant, VICE CRM, LLC and the sellers party thereto.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low reported trading prices of the Registrant's common stock as reported on the OTCQB® Venture Market on August 26, 2025.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of the Registrant's common stock being registered hereunder include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low reported trading prices of the Registrant's common stock as reported on the OTCQB® Venture Market on August 26, 2025.

Issuable upon conversion of the Senior Secured Convertible Promissory Notes issued on January 23, 2024 pursuant to a note purchase agreement in a private placement with the purchasers party thereto.

(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of the Registrant's common stock being registered hereunder include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Consists of up to 21,590,291 shares of common stock being registered for resale by the selling securityholders named in this registration statement consisting of up to: (i) 1,341,356 shares of common stock purchased by subscribers in a private placement pursuant to separate subscription agreements, (ii) 4,000,000 shares of common stock originally issued in a private placement to originally issued in a private placement to TCAC Sponsor, LLC, a Delaware limited liability company and certain affiliates in connection with the IPO of Tuatara Capital Acquisition Corporation (“Tuatara”), and (iii) 16,248,935 shares of common stock beneficially owned by certain stockholders who have been granted registration rights.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low reported trading prices of the Registrant's common stock as reported on the Nasdaq Capital Market on July 13, 2022.

Represents carry forward securities that remain unsold by the selling stockholders under the Registration Statement on Form S-1, filed on June 20, 2024 (File No. 333-280335) (the “Prior Registration Statement”), and are included in this Registration Statement pursuant to Rule 415(a)(6). These securities consist of the securities described in note 3. An amount of $3,502.48 in filing fees previously paid in connection with such unsold shares under the Prior Registration Statement will continue to apply to such unsold shares included in this Registration Statement. The offering of such unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.

(4)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of the Registrant's common stock being registered hereunder include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Consists of up to 16,000,000 shares of common stock, consisting of up to: (i) 6,000,000 shares of common stock that may be issued upon the exercise of 6,000,000 warrants (the “private placement warrants”) originally issued in a private placement in connection with the initial public offering of Tuatara, by the holders thereof, at an exercise price of $11.50 per share, subject to adjustment, and (ii) 10,000,000 shares of common stock that may be issued upon the exercise of 10,000,000 warrants (the “public warrants”), originally issued in the initial public offering of Tuatara, by holders thereof, at an exercise price of $11.50 per share, subject to adjustment.

Calculated pursuant to Rule 457(g) under the Securities Act, based on the $11.50 exercise price per share of common stock issuable upon exercise of the public warrants and private placement warrants.

Represents carry forward securities that remain unsold under the Prior Registration Statement and are included in this Registration Statement pursuant to Rule 415(a)(6). These securities consist of the securities described in note 4. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid in connection with such unsold securities will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
(5)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of the Registrant's common stock being registered hereunder include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Represents carry forward securities that remain unsold under the Prior Registration Statement and are included in this Registration Statement pursuant to Rule 415(a)(6). These securities consist of 6,000,000 private placement warrants. In accordance with Rule 457(g), the entire registration fee for the private placement warrants is allocated to the shares of common stock underlying the private placement warrants, and no separate fee is payable for the private placement warrants. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(6)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of the Registrant's common stock being registered hereunder include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Represents carry forward securities that remain unsold under the Prior Registration Statement and are included in this Registration Statement pursuant to Rule 415(a)(6). These securities consist of: (i) up to 1,700,000 shares of common stock issued to certain holders in connection with the Settlement Agreement, dated September 7, 2023, by and between Yuzz Buzz, LLC, Jason Wright, and Michael Gross, on the one hand, and the Registrant, SpringBig, Inc., Medici Holdings V, Inc. (f/k/a SpringBig, Inc.), SpringBig Holdings, Inc. and Jeffrey Harris, on the other hand, and (ii) up to 436,260 shares of common stock issued to certain service providers of the Registrant in exchange for services rendered and to be rendered. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid in connection with such unsold securities will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low reported trading prices of the Registrant's common stock as reported on the OTCQX® Best Market on June 17, 2024.

(7)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of the Registrant's common stock being registered hereunder include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low reported trading prices of the Registrant's common stock as reported on the OTCQX® Best Market on June 17, 2024.

Represents carry forward securities that remain unsold under the Prior Registration Statement and are included in this Registration Statement pursuant to Rule 415(a)(6). These securities consist of the securities described in note 2. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid in connection with such unsold securities will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.